UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 19, 2016

(Date of earliest event reported)

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Brickell Avenue, 31st Floor Miami, Florida		33131
(Address of principal executive offices)		(Zip Code)

(305) 381-6999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in Item 5.02 of WhiteHorse Finance, Inc.’s (the “Company”) Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on May 19, 2016, a member of the Company’s Board of Directors (the “Board”) and Audit Committee (the “Audit Committee”) resigned as a member of the Board and Audit Committee.

On May 19, 2016, the Company, as anticipated, received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company has failed to comply with Listing Rule 5605 of the Nasdaq Stock Market Rules. Rule 5605 requires listed companies to maintain an audit committee consisting of at least three independent directors. As a result of the resignation mentioned above, the Company currently has only two independent members on its Audit Committee.

The Company has until November 14, 2016 to regain compliance with Rule 5605. The Company is in the process of identifying an independent director to be appointed to the Audit Committee in order to regain compliance with Nasdaq Rule 5605 prior to the expiration of the cure period granted by Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHORSE FINANCE, INC.

Dated: May 25, 2016	By:	/s/ Gerhard Lombard
Gerhard Lombard Chief Financial Officer & Treasurer